Exhibit 5.2

North Point • 901 Lakeside Avenue • Cleveland, Ohio 44114.1190

Telephone: +1.216.586.3939 • jonesday.com

October 10, 2025

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112

Re:	Registration Statement on Form S-3 Filed by NioCorp Developments Ltd.

Ladies and Gentlemen:

We have acted as counsel for NioCorp Developments Ltd., a corporation incorporated under the laws of the Province of British Columbia (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of an indeterminate amount of: (i) common shares, without par value, of the Company (the “Common Shares”); (ii) warrants to purchase Common Shares (the “Warrants”); (iii) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Common Shares or other securities of the Company or any other person; and (iv) units consisting of one or more of the securities described in clauses (i) through (iii) above (the “Units” and, collectively with the Common Shares, the Warrants and the Debt Securities, the “Securities”), as contemplated by the Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of the Company.

2.	The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of the Company.

NioCorp Developments Ltd.

October 10, 2025

3.	The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Company is a corporation existing and in good standing under the laws of the Province of British Columbia; (ii) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (iii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iv) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee or subcommittee thereof), the Company’s notice of articles (the “Notice of Articles”) and articles (the “Articles”), and applicable law; (v) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement; (vi) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee or subcommittee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company and the Company will take no action inconsistent with such resolutions; (vii) all Securities will be issued in compliance with applicable federal and state securities laws; (viii) any Warrant Agreement (as defined below), Warrants, Indenture (as defined below), Debt Securities and Unit Agreement (as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company; and (ix) the choice of New York law to govern any Warrant Agreement, Warrants, Indenture, Debt Securities and Unit Agreement and the choice of New York forum provisions of any Warrant Agreement, Warrants, Indenture, Debt Securities and Unit Agreement will be valid choices under the laws of Canada (including the laws of the provinces thereof).

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Warrant Agent; and (ii) the Warrants will have been authorized, executed and delivered by the Warrant Agent in accordance with the provisions of the Warrant Agreement.

NioCorp Developments Ltd.

October 10, 2025

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that (i) such Debt Securities will have been issued pursuant to an indenture that has been authorized, executed and delivered by the Company and the applicable trustee in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, authorized, executed and delivered by the Company and the trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

With respect to any Securities consisting of Units, we have further assumed that: (i) the applicable unit agreement, if any (the “Unit Agreement”), and each component of any Unit will be authorized, executed and delivered by any third party (to the extent applicable) as contemplated by the Registration Statement and the Unit Agreement; and (ii) each component of any Unit will constitute a valid and binding obligation of any third party (to the extent applicable) as contemplated by the Registration Statement and the Unit Agreement.

We have further assumed that: (i) any Warrant Agreement, Warrants, Indenture, Debt Securities and Unit Agreement will have been authorized by all necessary corporate action of the Company and executed and delivered by the Company under the laws of Canada (including the laws of the provinces thereof); (ii) each component of any Unit will have been authorized by all necessary corporate action of the Company, validly issued, fully paid and nonassessable (to the extent applicable), and executed and delivered by the Company (to the extent applicable) under the laws of Canada (including the laws of the provinces thereof) and in accordance with the provisions of the Unit Agreement; (iii) each component of any Unit will constitute a valid and binding obligation of the Company (to the extent applicable) and (iv) the execution, delivery, performance and compliance with the terms and provisions of any Warrant Agreement, Warrants, Indenture, Debt Securities and Unit Agreement by the Company do not violate or conflict with the laws of Canada (including the laws of the provinces thereof) or the terms and provisions of the Notice of Articles or Articles.

Further, it is understood that we express no opinion with respect to any matters relating to the Common Shares that are governed by the laws of Canada (including the laws of the provinces thereof), including, without limitation, the authorization, issuance or delivery of any Common Shares, or any matters relating to the Common Shares that may be issuable upon exercise of the Warrants or that may be a component of any Unit. In this regard, (x) we have further assumed that (1) the resolutions of the Board of Directors of the Company authorizing the issuance or sale of the Common Shares that may be issuable upon exercise of the Warrants on the terms and subject to the conditions set forth in the Warrant Agreement and the Warrants,

NioCorp Developments Ltd.

October 10, 2025

upon conversion or exchange of the Debt Securities on the terms and subject to the conditions set forth in the Indenture and the Debt Securities, or as a component of the Units on the terms and subject to the conditions set forth in the Unit Agreement will be in full force and effect at all times at which any such Common Shares are issued or sold by the Company and (2) the Company will take no action inconsistent with such resolutions, including, without limitation, by causing more Common Shares to be issued than then remain authorized but unissued under the Warrants, the Debt Securities and the Units and (y) we express no opinion to the extent that adjustments to the Warrants or the exercise price thereunder, or the Debt Securities or the conversion or exchange rate thereunder, may cause the Warrants to be exercisable, or the Debt Securities to be convertible or exchangeable, for more Common Shares than then remain authorized but unissued.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day